United States

Securities and Exchange Commission

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 17, 2008

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(b)

As a result of the resignation of Leslie S. Heisz from the Board of Directors of International Game Technology (the “Company”) as reported in Item 5.02 below, on October 23, 2008, the Company notified the New York Stock Exchange (the “NYSE”) that as of October 17, 2008 it was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual, which requires NYSE listed companies to have at least three audit committee members.  As disclosed in Item 5.02 below, the Board of Directors has appointed Frederick B. Rentschler to replace Ms. Heisz as a member of the Audit Committee.  Accordingly, the Company is now in compliance with the requirement of Section 303A.07(a) of the NYSE Listed Company Manual.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On October 17, 2008, Leslie S. Heisz resigned from the Board of Directors of International Game Technology (the “Company”).  Ms. Heisz was also a member of the Audit Committee and the Nominating and Corporate Governance Committee.  Ms. Heisz’s decision to resign was not the result of any disagreement with the Company relating to its operations, policies or practices.  On October 23, 2008, the Board of Directors of the Company appointed Frederick B. Rentschler, a current member of the Company’s Board of Directors, to replace Ms. Heisz as a member of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: October 23, 2008	By:	/s/ J. KENNETH CREIGHTON
J. Kenneth Creighton Vice President Corporate Law Department and Assistant Secretary